EXHIBIT 99

SPS Commerce Reports Third Quarter 2019 Financial Results

Company delivers 75th consecutive quarter of topline growth, with 13% growth in recurring revenue over 2018; Announces increase and extension of Stock Repurchase Program

MINNEAPOLIS, Oct. 24, 2019 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC) (the "Company"), a leader in retail cloud services, today announced financial results for the third quarter ended September 30, 2019.

Revenue was $70.9 million in the third quarter of 2019, compared to $62.9 million in the third quarter of 2018, reflecting 13% growth in revenue from the third quarter of 2018. Recurring revenue grew 13% from the third quarter of 2018.

Net income in the third quarter of 2019 was $8.9 million or $0.25 per diluted share, compared to net income of $8.1 million or $0.23 per diluted share, in the third quarter of 2018. Non-GAAP income per diluted share was $0.33 compared to non-GAAP income per diluted share of $0.26 in the third quarter of 2018.

Adjusted EBITDA for the third quarter of 2019 increased 26% to $18.1 million compared to the third quarter of 2018.

“Retailers and suppliers continue to embrace the evolution of e-commerce and omnichannel retail,” said Archie Black, President and CEO of SPS Commerce.  “SPS Commerce is well positioned to address the needs of trading partners around the globe with the world’s largest cloud-based retail network, best-in-class technology and full service experience.”

“SPS Commerce continues to execute on its targets, leveraging our growing network of strategic relationships, retailers and suppliers to address the multi-billion dollar market opportunity ahead of us,” said Kim Nelson, CFO of SPS Commerce.

Stock Repurchase Program

The Company also announced today that its Board of Directors (the "Board") of SPS Commerce authorized an increase and extension of its previously announced stock repurchase program pursuant to which the Company may, from time to time, purchase shares of its outstanding common stock. The stock repurchase program originally authorized the Company to purchase up to $50.0 million of its outstanding common stock and that amount has been increased by the Board to $100.0 million. The Board also authorized an extension of the original expiration date of the stock repurchase program from November 2, 2019 to November 2, 2021.  The number of shares to be purchased and the timing of purchases will be based on the price of the Company's common stock, general business and market conditions and other investment considerations and factors.

The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time without prior notice. The company had 34.9 million shares of outstanding common stock as of September 30, 2019.  The Company intends to finance the share repurchase program with cash on hand.

Guidance

For the fourth quarter of 2019, revenue is expected to be in the range of $72.2 million to $72.8 million.  Fourth quarter net income per diluted share is expected to be in the range of $0.19 to $0.20 with fully diluted weighted average shares outstanding of approximately 36.2 million shares.  Non-GAAP income per diluted share is expected to be in the range of $0.29 to $0.30.  Adjusted EBITDA is expected to be in the range of $17.9 million to $18.4 million.  Non-cash, share-based compensation expense is expected to be approximately $3.4 million, depreciation expense is expected to be approximately $3.1 million and amortization expense is expected to be approximately $1.6 million.

For the full year of 2019, revenue is expected to be in the range of $278.6 million to $279.2 million, representing approximately 12% growth over 2018. Full year net income per diluted share is expected to be in the range of $0.87 to $0.89 with fully diluted weighted average shares outstanding of approximately 36.0 million shares.  Non-GAAP income per diluted share is expected to be in the range of $1.21 to $1.23.  Adjusted EBITDA is expected to be in the range of $68.8 to $69.3 million, representing approximately 34% to 35% growth over 2018. Non-cash, share-based compensation expense is expected to be approximately $14.7 million, depreciation expense is expected to be approximately $11.2 million and amortization expense is expected to be approximately $5.5 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #1797029 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 75 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce.

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period.  SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.  These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world, our positioning for the future and our performance for the fourth quarter and full year of 2019, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2018, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS-F

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except per share amounts)

	September 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$149,727	$133,859
Short-term investments	51,446	44,537
Accounts receivable, less allowance for doubtful accounts of $1,500 and $1,392, respectively	29,383	27,488
Deferred costs	34,583	34,502
Other current assets	8,385	9,229
Total current assets	273,524	249,615
PROPERTY AND EQUIPMENT, less accumulated depreciation of $49,168 and $41,175, respectively	20,757	20,957
OPERATING LEASE RIGHT-OF-USE ASSET	13,648	—
GOODWILL	76,366	69,658
INTANGIBLE ASSETS, net	23,844	22,741
OTHER ASSETS
Deferred costs	10,998	10,973
Deferred income tax asset	4,839	10,456
Other assets	2,621	1,723
Total assets	$426,597	$386,123
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,367	$4,440
Accrued compensation	17,660	20,415
Accrued expenses	4,874	4,558
Deferred revenue	30,351	25,328
Deferred rent	—	1,781
Operating lease liabilities	3,281	—
Total current liabilities	60,533	56,522
OTHER LIABILITIES
Deferred revenue	2,601	2,512
Deferred rent	—	5,371
Operating lease liabilities	16,224	—
Deferred income tax liability	1,169	1,376
Other non-current liabilities	1,002	1,368
Total liabilities	81,529	67,149
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 36,026,218 and 35,515,256 shares issued; and 34,901,884 and 34,691,472 outstanding, respectively	36	36
Treasury stock, at cost; 1,124,334 and 823,784 shares, respectively	(40,645)	(25,679)
Additional paid-in capital	349,014	332,574
Retained earnings	39,811	15,261
Accumulated other comprehensive loss	(3,148)	(3,218)
Total stockholders’ equity	345,068	318,974
Total liabilities and stockholders’ equity	$426,597	$386,123

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective August 22, 2019. Balance sheet is subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues	$70,928	$62,868	$206,391	$183,051
Cost of revenues	23,263	20,411	68,330	60,571
Gross profit	47,665	42,457	138,061	122,480
Operating expenses
Sales and marketing	16,937	16,952	52,404	54,023
Research and development	7,743	5,146	20,444	15,571
General and administrative	10,725	11,174	33,674	31,278
Amortization of intangible assets	1,327	928	3,897	3,086
Total operating expenses	36,732	34,200	110,419	103,958
Income from operations	10,933	8,257	27,642	18,522
Other income (expense)
Interest income, net	843	628	2,233	1,589
Other income (expense), net	(165)	(219)	28	(541)
Change in earn-out liability	22	—	366	—
Total other income, net	700	409	2,627	1,048
Income before income taxes	11,633	8,666	30,269	19,570
Income tax expense	2,692	605	5,719	2,839
Net income	$8,941	$8,061	$24,550	$16,731

Net income per share
Basic	$0.26	$0.23	$0.70	$0.49
Diluted	$0.25	$0.23	$0.68	$0.48

Weighted average common shares used to compute net income per share (in thousands)
Basic	35,015	34,438	34,966	34,334
Diluted	35,932	35,482	35,952	35,114

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities
Net income	$24,550	$16,731
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	5,360	1,934
Change in earn-out liability	(366)	—
Depreciation and amortization of property and equipment	8,143	6,308
Amortization of intangible assets	3,897	3,086
Provision for doubtful accounts	2,429	1,780
Stock-based compensation	11,316	9,978
Other, net	(551)	(255)
Changes in assets and liabilities
Accounts receivable	(3,670)	(4,279)
Deferred costs	(151)	(3,813)
Other current and non-current assets	(820)	(681)
Accounts payable	181	382
Accrued compensation	(3,716)	(592)
Accrued expenses	(84)	(718)
Deferred revenue	4,929	7,039
Deferred rent	—	647
Operating leases	(487)	—
Net cash provided by operating activities	50,960	37,547
Cash flows from investing activities
Purchases of property and equipment	(8,387)	(9,875)
Purchases of investments	(61,967)	(64,434)
Maturities of investments	55,225	60,000
Acquisitions of businesses and intangible assets, net of cash acquired	(11,500)	(381)
Net cash used in investing activities	(26,629)	(14,690)
Cash flows from financing activities
Repurchases of common stock	(14,966)	(13,867)
Net proceeds from exercise of options to purchase common stock	5,273	11,800
Net proceeds from employee stock purchase plan	1,155	836
Net cash used in financing activities	(8,538)	(1,231)
Effect of foreign currency exchange rate changes	75	(5)
Net increase in cash and cash equivalents	15,868	21,621
Cash and cash equivalents at beginning of period	133,859	123,127
Cash and cash equivalents at end of period	$149,727	$144,748

Cash flows subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$8,941	$8,061	$24,550	$16,731
Depreciation and amortization of property
and equipment	2,819	2,132	8,143	6,308
Amortization of intangible assets	1,327	928	3,897	3,086
Interest income, net	(843)	(628)	(2,233)	(1,589)
Income tax expense	2,692	605	5,719	2,839
Stock-based compensation expense	3,147	3,266	11,316	9,978
Other	(22)	-	(483)	-
Adjusted EBITDA	$18,061	$14,364	$50,909	$37,353

Net income	$8,941	$8,061	$24,550	$16,731
Stock-based compensation expense	3,147	3,266	11,316	9,978
Amortization of intangible assets	1,327	928	3,897	3,086
Income tax effects of adjustments	(1,606)	(3,008)	(5,972)	(5,188)
Other	(22)	-	(483)	-
Non-GAAP income	$11,787	$9,247	$33,308	$24,607

Shares used to compute non-GAAP income per share
Basic	35,015	34,438	34,966	34,334
Diluted	35,932	35,482	35,952	35,114

Non-GAAP income per share
Basic	$0.34	$0.27	$0.95	$0.72
Diluted	$0.33	$0.26	$0.93	$0.70

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962